FRANCISCO V. AGUILAR
Secretary of State
202 North Carson Street
Carson City, Nevada 89701-4201
(775) 684-5708
Website: www.nvsos.gov

Certificate of Correction

NRS 78, 78A, 80, 81, 82, 84, 86, 87, 87A, 88, 88A, 89 and 92A

(Only one document may be corrected per certificate.)

TYPE OR PRINT - USE **DARK** INK ONLY - DO NOT HIGHLIGHT

INSTRUCTIONS:

1. Enter the current name as on file with the Nevada Secretary of State and enter the Entity or Nevada Business Identification Number (NVID).
2. Name of document with inaccuracy or defect.
3. Filing date of document with inaccuracy or defect.
4. Brief description of inaccuracy or defect.
5. Correction of inaccuracy or defect.
6. Must be signed by Authorized Signer. Form will be returned if unsigned.

1. Entity Information:	Name of entity as on file with the Nevada Secretary of State: SKYE BIOSCIENCE, INC. Entity or Nevada Business Identification Number (NVID): NV20111180416
2. Document:	Name of document with inaccuracy or defect: Certificate of Change
3. Filing Date:	Filing date of document which correction is being made: 09/06/2023
4. Description:	Description of inaccuracy or defect: The effective indicated in the Certificate of Change is erroneous due to a typographical error.
5. Correction:	Correction of inaccuracy or defect: 7. Effective date and time of filing: September 8, 2023, 12:01 AM ET.
6. Signature: (Required)	X /s/ Kaitlyn Arsenault **Signature** September 6, 2023 Date

This form must be accompanied by appropriate fees.

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Revised: 12/12/2022